Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(27,286,250)
Unrealized Gain (Loss) on Market Value of Futures	14,715,170
Dividend Income	98,435
Interest Income	507,813
ETF Transaction Fees	11,000
Total Income (Loss)	$(11,953,832)

Expenses
General Partner Management Fees	$186,648
Professional Fees	76,014
Brokerage Commissions	108,308
Non-interested Directors' Fees and Expenses	3,193
Prepaid Insurance Expense	2,851
NYMEX License Fee	4,666
SEC & FINRA Registration Expense	4,959
Total Expenses	$386,639
Net Income (Loss)	$(12,340,471)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/18	$336,328,610
Additions (4,400,000 Shares)	99,224,323
Withdrawals (1,300,000 Shares)	(28,686,842)
Net Income (Loss)	(12,340,471)

Net Asset Value End of Month	$394,525,620
Net Asset Value Per Share (17,284,588 Shares)	$22.83

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612